As filed with the Securities and Exchange Commission on December 5, 2013

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

BLACKHAWK NETWORK HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation or organization)

43-2099257

(IRS Employer Identification No.)

6220 Stoneridge Mall Road

Pleasanton, CA 94588

(Address of Principal Executive Offices) (Zip Code)

2013 Employee Stock Purchase Plan

(Full title of the plan)

David E. Durant

Secretary and General Counsel

Blackhawk Network Holdings, Inc.

6220 Stoneridge Mall Road

Pleasanton, CA 94588

(Name and address of agent for service)

(925) 226-9990

(Telephone number, including area code, of agent for service)

Copies to:

Anthony J. Richmond

Kathleen M. Wells

Latham & Watkins LLP

140 Scott Drive

Menlo Park, CA 94025

(650) 328-4600

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Class A common stock, $0.001 par value per share	2,000,000 (2)	$22.37 (2)	$44,740,000	$5,763

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall also cover any additional shares of the Registrant’s Class A common stock that become issuable under the 2013 Employee Stock Purchase Plan (the “ESPP”) by reason of any stock dividend, stock split, recapitalization or similar transaction effected without the Registrant’s receipt of consideration which would increase the number of outstanding shares of the Registrant’s Class A common stock. In addition, pursuant to Rule 416(c) under the Securities Act, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.
(2)	Estimated in accordance with Rules 457(c) and (h) under the Securities Act solely for the purpose of calculating the registration fee based on the average of the high ($22.58) and low ($22.15) prices of the Registrant’s Class A common stock as reported on the Nasdaq Global Select Market on November 27, 2013.

Proposed sales to take place as soon after the registration statement is declared effective and as sales commence under the plan.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information called for in Part I of Form S-8 is not being filed with or included in this Form S-8 (by incorporation by reference or otherwise) in accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The information incorporated by reference herein is considered to be part of this registration statement, and later information filed with the Commission will update and supersede this information. The following documents filed by the Registrant with the Commission are incorporated herein by reference:

(a)	The prospectus dated April 18, 2013 filed by the Registrant with the Commission pursuant to Rule 424(b) under the Securities Act, on April 19, 2013, relating to the registration statement on Form S-1, as amended (File No. 333-187325), which contains the Registrant’s audited financial statements for the latest fiscal year for which such statements have been filed;

(b)	The description of the Registrant’s Class A common stock contained in the Registrant’s registration statement on Form 8-A (File No. 001-35882), filed by the Registrant with the Commission under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on April 16, 2013, including any amendments or reports filed for the purpose of updating such description;

(c)	The Quarterly Report on Form 10-Q for the quarter ended March 23, 2013 filed by the Registrant with the Commission on May 14, 2013, as amended;

(d)	The Quarterly Report on Form 10-Q for the quarter ended June 15, 2013 filed by the Registrant with the Commission on July 25, 2013;

(e)	The Quarterly Report on Form 10-Q for the quarter ended September 7, 2013 filed by the Registrant with the Commission on October 17, 2013; and

(f)	The Current Reports on Form 8-K filed by the Registrant with the Commission on April 25, 2013 (Items 5.03 and 9.01), October 25, 2013, November 18, 2013 and December 5, 2013.

All documents that the Registrant subsequently files pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment to the registration statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of the filing of such documents; except as to any portion of any future annual or quarterly report to stockholders or document or current report furnished under Items 2.02 or 7.01 of Form 8-K that is not deemed filed under such provisions. For the purposes of this registration statement, any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

The Registrant is a Delaware corporation. Subsection (b)(7) of Section 102 of the Delaware General Corporation Law (the “DGCL”), enables a corporation in its original certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for violations of the director’s fiduciary duty, except (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law; (iii) under Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions); or (iv) for any transaction from which the director derived an improper personal benefit.

Section 145 of the DGCL provides that a corporation may indemnify its directors and officers from certain expenses in connection with legal proceedings and permits a corporation to include in its charter documents, and in agreements between the corporation and its directors and officers, provisions expanding the scope of indemnification beyond that specifically provided by this section.

The Registrant’s amended and restated certificate of incorporation provides for the indemnification of directors to the fullest extent permissible under Delaware law.

The Registrant’s amended and restated bylaws provide for the indemnification of officers, directors and third parties acting on the Registrant’s behalf if such persons act in good faith and in a manner reasonably believed to be in and not opposed to the Registrant’s best interest, and, with respect to any criminal action or proceeding, such indemnified party had no reason to believe his or her conduct was unlawful.

The Registrant has entered into indemnification agreements with each of its directors and executive officers, in addition to the indemnification provisions provided for in its charter documents, and the Registrant intends to enter into indemnification agreements with any new directors and executive officers in the future.

Item 7. Exemption From Registration Claimed.

Not applicable.

Item 8. Exhibits.

Exhibit No.	Description of Exhibit

10.1	Blackhawk Network Holdings, Inc. 2013 Employee Stock Purchase Plan (filed as Appendix A to the Definitive Information Statement on Schedule 14C filed by the Registrant with the Commission on December 5, 2013 and incorporated herein by reference).

5.1	Opinion of Latham & Watkins LLP.

23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1).

23.2	Consent of Deloitte & Touche LLP, independent registered public accounting firm.

24.1	Power of attorney (included in the signature page to this Registration Statement).

Item 9. Undertakings.

a.	The undersigned Registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made pursuant to this Registration Statement, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

Provided, however, that: paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

2.	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

b.	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

h.	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under “Item 6—Indemnification of Directors and Officers,” or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pleasanton, State of California, on this 5th day of December, 2013.

BLACKHAWK NETWORK HOLDINGS, INC.

By:	/s/ David E. Durant
Name:	David E. Durant
Title:	Secretary and General Counsel

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints William Y. Tauscher, Jerry Ulrich and David E. Durant, and each of them, as attorneys-in-fact, each with the power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ WILLIAM Y. TAUSCHER William Y. Tauscher	Chief Executive Officer and Chairman of the Board (Principal Executive Officer)	December 5, 2013

/S/ JERRY ULRICH Jerry Ulrich	Chief Financial Officer and Chief Administrative Officer (Principal Financial Officer)	December 5, 2013

/S/ JOAN B. LOCKIE Joan B. Lockie	Chief Accounting Officer (Principal Accounting Officer)	December 5, 2013

/S/ STEVEN A. BURD Steven A. Burd	Director	December 5, 2013

/S/ ROBERT L. EDWARDS Robert L. Edwards	Director	December 5, 2013

/S/ MOHAN GYANI Mohan Gyani	Director	December 5, 2013

/S/ PAUL HAZEN Paul Hazen	Director	December 5, 2013

/S/ DOUGLAS J. MACKENZIE Douglas J. Mackenzie	Director	December 5, 2013

/S/ LAWRENCE F. PROBST III Lawrence F. Probst III	Director	December 5, 2013

/S/ ARUN SARIN Arun Sarin	Director	December 5, 2013

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

10.1	Blackhawk Network Holdings, Inc. 2013 Employee Stock Purchase Plan (filed as Appendix A to the Definitive Information Statement on Schedule 14C filed by the Registrant with the Commission on December 5, 2013 and incorporated herein by reference).

5.1	Opinion of Latham & Watkins LLP.

23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1).

23.2	Consent of Deloitte & Touche LLP, independent registered public accounting firm.

24.1	Power of attorney (included in the signature page to this Registration Statement).